UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective October 18, 2012, each of Brian Klos and Romeo Leemrijse resigned from all of his positions with GNC Holdings, Inc. (the “Company”) and its subsidiaries. Prior to such resignations, Messrs. Klos and Leemrijse served as members of the Board of Directors of the Company (the “Board”). The Board accepted the resignations of Messrs. Klos and Leemrijse, and such resignations were not the result of any disagreement with the Company on any matter.

In connection with such resignations, effective October 18, 2012, the Board reduced its size from eleven to nine members.

Long-Term Incentive Program

On October 17, 2012, the Compensation Committee of the Board (the “Committee”) approved a long-term incentive program that is intended to provide a focus on long-term performance while aligning executives’ interests with those of the Company’s stockholders.  The long-term incentive program provides for annual awards to be made, following the awards described below, in the first quarter of each calendar year beginning in 2014.  For named executive officers, (i) 50% of the aggregate value of each annual grant will be made in time-vested restricted stock units (“RSUs”) that vest in equal installments over three years, (ii) 25% of the aggregate value of each annual grant will be made in stock options that vest in equal installments over four years, and (iii) 25% of the aggregate value of each annual grant will be made in performance-vested restricted stock units (“PSUs”) that vest on the third anniversary of the grant date, contingent upon the Company meeting specified performance targets measured over the applicable three-year period.

The PSUs will be granted in a form, and with terms, to be adopted by the Committee.  It is anticipated that (i) the performance measures for the PSUs will be revenue growth and earnings per share growth and (ii) initial grants of PSUs will be made to the named executive officers in the first quarter of 2013.  If the minimum performance threshold is met, the PSUs will be paid out at 50% of the initial grant amount.  No PSUs will vest unless the minimum threshold is met.  At the maximum threshold, the PSUs will be paid out at 200% of the initial grant amount.

Restricted Stock Unit Agreement

On October 17, 2012, the Committee also approved the form of Restricted Stock Unit Agreement (the “RSU Agreement”) for grants of RSUs under the GNC Holdings, Inc. 2011 Stock and Incentive Plan (the “Plan”).

The RSU Agreement provides for grants of RSUs that entitle the grantee to one share of the Company’s common stock (“Common Stock”) for each RSU at vesting.  Subject to remaining employed by the Company during the vesting period, the RSUs vest in equal installments on the first three anniversaries of the grant date.  In the event of a grantee’s termination of employment, any unvested RSUs are immediately forfeited without compensation.

The foregoing summary of certain provisions of the RSU Agreement is qualified in its entirety by the RSU Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 18, 2012, the Board adopted the Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), which amended the Company’s previously effective bylaws, to, among other things, provide for majority voting (rather than plurality voting) in uncontested director elections and to allow stockholders holding a majority of any class of capital stock of the Company to call special meetings of the stockholders.

The foregoing summary of certain provisions of the Bylaws is qualified in its entirety by the Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits:

Exhibit Number	Description

3.1	Fifth Amended and Restated Bylaws of GNC Holdings, Inc.

10.1	Form of Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2012

GNC HOLDINGS, INC.

By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Fifth Amended and Restated Bylaws of GNC Holdings, Inc.

10.1	Form of Restricted Stock Unit Award Agreement.